HOLLYER BRADY SMITH TROXELL
           BARRETT ROCKETT HINES & MONE LLP
                   551 Fifth Avenue
                  New York, NY 10176

                  Tel: (212) 818-1110
                  FAX: (212) 818-0494


                              October 27, 2000

BY EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

          Re:  Narragansett Insured Tax-Free Income Fund
               File Nos. 33-48696 and 811-6707

Dear Sirs:

     On behalf of Narragansett Insured Tax-Free Income Fund (the "Fund"), I transmit for filing with the Commission, pursuant to Rule 485(b) under the Securities Act of 1933 (the "1933 Act") and pursuant to the Investment Company Act of 1940 (the "1940 Act"), the following:

               In accordance with Rule 472(b) under the 1933 Act and Rule 8b-11 under the 1940 Act, the text on Form N-1A of Post-Effective Amendment No.11 to the Registration Statement of the Fund under the 1933 Act and Amendment No. 13 to the Registration Statement of the Fund under the 1940 Act.

          This filing does not contain disclosures that would make it ineligible to be filed under Rule 485(b).

     Pursuant to Rule 485(b) it is proposed that this amendment will become effective on October 31, 2000.


                              Very truly yours,

                              /s/ W.L.D. Barrett

                              William L. D. Barrett